Exhibit 21
KONTOOR BRANDS, INC.
LISTING OF SUBSIDIARIES – 2024

Entity Name	Jurisdiction
20X de Mexico, S. de R.L. de C.V.	Mexico
Jeanswear de Guatemala, Limitada	Guatemala
Jeanswear Mexico Holdings, LLC	Delaware
KBI International Holdings, LLC	Delaware
Kontoor Asia Trading Limited	Hong Kong
Kontoor Brands India Private Limited	India
Kontoor Canada Co.	Canada
Kontoor Cayman Limited	Cayman Islands
Kontoor Egypt Consultancy Services	Egypt
Kontoor Enterprises, LLC	Delaware
Kontoor Global Holdings Limited	United Kingdom
Kontoor International Sarl	Switzerland
Kontoor Management Services, LLC	Delaware
Kontoor Mauritius Ltd.	Mauritius
Kontoor Pacific Holdings Limited	Hong Kong
Kontoor Panama S. de R.L.	Panama
Kontoor Retail, Inc.	Delaware
Kontoor Sales, Inc.	Delaware
Kontoor Services, LLC	Delaware
Kontoor US, LLC	Delaware
Kontoor Worldwide Ventures, Inc.	Delaware
KTB Comercializadora de Mexico, S. de R.L. de C.V.	Mexico
KTB CSS de Mexico, S. de R.L. de C.V.	Mexico
KTB Internacional, S. de R.L. de C.V.	Mexico
LeeWrangler Apparel (China) Co., Ltd.	China
LeeWrangler Apparel (Foshan) Co., Ltd.	China
LeeWrangler Apparel (Shanghai) Co., Ltd.	China
LeeWrangler Asia Ltd	Hong Kong
LeeWrangler Austria GmbH	Austria
LeeWrangler Belgium BV	Belgium
LeeWrangler Belgium Services BV	Belgium
LeeWrangler Czech Republic s.r.o.	Czech Republic
LeeWrangler France S.A.S.	France
LeeWrangler Germany GmbH	Germany
LeeWrangler Hong Kong Ltd	Hong Kong
LeeWrangler Hungary KFT	Hungary
LeeWrangler Italy Holding S.r.l.	Italy
LeeWrangler Italy Retail S.r.l.	Italy
LeeWrangler Italy S.r.l.	Italy
LeeWrangler Mexico Holding Sarl	Switzerland
LeeWrangler Netherlands B.V.	Netherlands
LeeWrangler Netherlands Retail B.V.	Netherlands
LeeWrangler Nicaragua y Compania Colectiva de Responsabilidad Limitada	Nicaragua
LeeWrangler Poland sp.z.o.o.	Poland

LeeWrangler Portugal Lda	Portugal
LeeWrangler Slovakia s.r.o.	Slovakia
LeeWrangler Spain S.L.U.	Spain
LeeWrangler Sweden AB	Sweden
LeeWrangler Transglobal Sarl	Switzerland
LeeWrangler U.K. Holdings Limited	United Kingdom
LeeWrangler U.K. Limited	United Kingdom
LeeWrangler WH Sourcing, LLC	Delaware
Manufacturera Lee de Mexico, S. de R.L. de C.V.	Mexico
R&R Apparel Company, LLC	Delaware
Retail Productivity Management, Inc.	Delaware
The H.D. Lee Company, Inc.	Delaware
Wrangler Apparel Corp.	Delaware
Wrangler de Chihuahua, S. de R.L. de C.V.	Mexico
Wrangler de Mexico, S. de R.L. de C.V.	Mexico
All subsidiaries listed above are wholly-owned subsidiaries of Kontoor Brands, Inc. as of December 28, 2024.